UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 13, 2007

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5005 E. McDowell Road

Phoenix, Arizona

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(602) 244-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On December 13, 2007, ON Semiconductor Corporation, a Delaware corporation (“ON”), Orange Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of ON (“Merger Sub”) and AMIS Holdings, Inc., a Delaware corporation (“AMIS”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), under which Merger Sub will be merged with and into AMIS (the “Merger”), with AMIS continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of ON. The Merger Agreement has been approved by the Boards of Directors of both ON and AMIS.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of AMIS would be converted into the right to receive 1.150 shares of ON common stock. The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Consummation of the Merger is subject to several closing conditions, including:

•	the adoption of the Merger Agreement by the stockholders of AMIS;

•

the approval by stockholders of ON of the issuance of shares of ON common stock in the Merger and the approval by stockholders of ON of an amendment to ON’s certificate of incorporation to increase the amount of authorized common stock by 150 million shares; and

•

the receipt of antitrust approval or the expiration of applicable waiting periods in certain jurisdictions, the absence of certain governmental restraints, and effectiveness of a Form S-4 registration statement to be filed by ON.

The Merger Agreement contains certain termination rights for both ON and AMIS and provides that a specified fee must be paid by one party to the other in connection with certain termination events. In certain specified circumstances, ON must pay AMIS a termination fee of $30.2 million (generally in the event the Board of Directors of ON changes its recommendation that its stockholders adopt the Merger Agreement, or elects to pursue an alternative acquisition proposal from a third party). In other specified circumstances, AMIS must pay ON a termination fee of $30.2 million (generally in the event the Board of Directors of AMIS changes its recommendation that its stockholders adopt the Merger Agreement, or elects to pursue an alternative acquisition proposal from a third party).

Voting Agreements

Concurrently with the execution of the Merger Agreement, ON entered into voting agreements (the “AMIS Voting Agreements”) with the Chief Executive Officer of AMIS, in the form attached as Exhibit 10.1 hereto, and with the other executive officers, directors and certain other stockholders of AMIS, in the form attached as Exhibit 10.2 hereto. These stockholders include an affiliate of Francisco Partners, which owns approximately 12% of outstanding AMIS common stock, and certain affiliates of Citigroup Venture Capital, which own an additional approximately 12% of AMIS common stock. All signatories of the AMIS Voting Agreements have agreed to vote in favor of the Merger Agreement and against any other proposal or offer to acquire AMIS. The AMIS Voting Agreements apply to all shares of AMIS common stock held by the signatories at the record date for the relevant AMIS stockholder meeting. The AMIS Voting Agreements restrict the transfer of shares by the signatories, except under certain limited condition and, solely with respect to the Chief Executive Officer of AMIS, to the extent necessary to comply with a preexisting written trading plan under Section 10b5-1 the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the directors and executive officers of ON concurrently entered into voting agreements (the “ON Voting Agreements”) with AMIS, pursuant to which such ON signatories in their individual capacity have agreed to vote in favor of the issuance of shares of ON’s common stock in connection with the Merger and in favor of an amendment to ON’s certificate of incorporation to increase the amount of authorized shares of ON common stock available for issuance by 150 million shares. The ON Voting Agreements apply to all shares of ON common stock held by the signatories at the record date for the relevant ON stockholder meeting. The ON Voting Agreements restrict the transfer of shares by the signatories, except under certain limited conditions, including an preexisting written trading plan under section 1065-1 of the Exchange Act.

This Form 8-K provides a copy of the Merger Agreement, which is attached as Exhibit 2.1 hereto, the forms of AMIS Voting Agreements, which are attached as Exhibits 10.1 and 10.2 hereto, and the form of ON Voting Agreement which is attached as Exhibit 10.3 hereto.

The Merger Agreement, form of AMIS Voting Agreement and form of ON Voting Agreement have been included to provide security holders with information regarding their terms. The Merger Agreement is not intended to provide any other factual information about ON or AMIS. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules to the Merger Agreements that were exchanged between the parties in connection with the signing of the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedule.

You are encouraged to read the Merger Agreement, the form of AMIS Voting Agreement and the form of ON Voting Agreement for a more complete understanding of the transaction. The foregoing descriptions of the Merger Agreement, the form of AMIS Voting Agreement and the form of ON Voting Agreement are qualified in their entirety by reference to the full text of the Merger Agreement, the form of AMIS Voting Agreement and the form of ON Voting Agreement.

Item 8.01	Other Events.

On December 13, 2007, ON and AMIS issued a joint press release announcing the execution of the Merger Agreement. The press release also announced that the board of directors of ON has authorized an increase in their stock repurchase program from 30 million shares to 50 million shares. The stock repurchase program is extended for a period of three years from December 12, 2007. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION

This filing is being made in respect of the proposed transaction involving ON and AMIS. In connection with the proposed transaction, ON plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of ON and AMIS plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/ Prospectus will be mailed to stockholders of ON and AMIS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by ON and AMIS through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from ON by directing a request to ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, AZ, 85008, Attention: Investor Relations (telephone: (602) 244-3437) or going to ON’s corporate website at www.onsemi.com, or from AMIS by directing a request to AMIS Holdings, Inc., 2300 Buckskin Road Pocatello, ID, 83201, Attention: Investor Relations (telephone: (208) 233-4690) or going to AMIS’ corporate website at www.amis.com.

ON and AMIS, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding ON’s directors and executive officers is contained in its annual proxy statement filed with the SEC on April 11, 2007. Information regarding AMIS’ directors and executive officers is contained in AMIS’ annual proxy statement filed with the SEC on May 24, 2007. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger and Reorganization, dated as of December 13, 2007, by and among ON, Orange Acquisition Corporation and AMIS.*

Exhibit 10.1	Form of AMIS Voting Agreement for Christine King, dated December 13, 2007, by and among ON, AMIS and Christine King.

Exhibit 10.2	Form of AMIS Voting Agreement for executive officers, directors, and certain other stockholders of AMIS, other than Christine King, dated December 13, 2007, by and among ON, directors and executive officers of AMIS and certain significant stockholders of AMIS other than Christine King.

Exhibit 10.3	Form of ON Voting Agreement, dated December 13, 2007, by and among ON, AMIS and certain ON stockholders.

Exhibit 99.1	Press release, dated December 13, 2007, regarding Agreement and Plan of Merger and Reorganization.

*	Certain schedules have been omitted and ON agrees to furnish supplementally to the Commission a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2007

ON SEMICONDUCTOR CORPORATION

By:	/s/ Donald A. Colvin
Name:	Donald A. Colvin
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger and Reorganization, dated as of December 13, 2007, by and among ON, Orange Acquisition Corporation and AMIS.*

Exhibit 10.1	Form of AMIS Voting Agreement for Christine King, dated December 13, 2007, by and among ON, AMIS and Christine King.

Exhibit 10.2	Form of AMIS Voting Agreement for executive officers, directors, and certain other stockholders of AMIS, other than Christine King, dated December 13, 2007, by and among ON, directors and executive officers of AMIS and certain significant stockholders of AMIS other than Christine King.

Exhibit 10.3	Form of Parent Voting Agreement, dated December 13, 2007, by and among ON, AMIS and certain ON stockholders.

Exhibit 99.1	Press release, dated December 13, 2007, regarding Agreement and Plan of Merger and Reorganization.

*	Certain schedules have been omitted and ON agrees to furnish supplementally to the Commission a copy of any omitted schedules upon request.